UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: May 26, 2016

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) New Employment Agreement for Mark Sieczkarek, Chief Executive Officer

On May 26, 2016, NovaBay Pharmaceuticals, Inc. (the “Company”) and Mr. Mark Sieczkarek executed a new employment agreement (the “Employment Agreement”) in connection with his appointment as the Company’s Chief Executive Officer (“CEO”) by the Board of Directors of the Company (the “Board”), effective June 1, 2016.

The Employment Agreement provides for at-will employment and a term commencing on June 1, 2016 and continuing for one (1) year unless earlier terminated. The Employment Agreement includes an annual base salary of four hundred thousand dollars ($400,000) (the “Base Salary”) and an initial stock option award of six hundred seventy-five thousand (675,000) shares of the Company’s common stock (the “Option”). The Option shall be awarded at such time as the pool of stock options available pursuant to the Company’s 2007 Omnibus Incentive Plan (the “Plan”) is sufficient to support such Option grant. One-third (1/3) of the shares subject to the Option will vest on January 31, 2017, in direct proportion to the percentage achievement of the stated 2016 corporate goals, as approved and determined by the Board. The remaining two-thirds (2/3) of the shares subject to the Option shall vest in equal parts on January 31, 2018 and 2019, subject to the successful completion of certain performance criteria, to be determined by the Board in January of each year. Should the performance criteria be met, the Option will be fully vested and exercisable on January 31, 2019, subject to Mr. Sieczkarek continuing to be employed by the Company through the relevant vesting dates. Mr. Sieczkarek also shall be entitled to a stock option award, which shall be granted in January 2017, equal to six percent (6%) of the aggregate number of shares issued pursuant to the Company’s warrants exercised during the 2016 calendar year (the “Secondary Grant”). The Secondary Grant shall completely vest on January 31, 2017, in direct proportion to the percentage achievement of the stated 2016 corporate goals, as approved and determined by the Board.

In addition, Mr. Sieczkarek shall have the opportunity to earn an annual performance bonus (the “Annual Bonus”) in an amount up to fifty percent (50%) of his Base Salary; the final amount of the Annual Bonus shall be determined by the Board or the Compensation Committee of the Board (the “Committee”) in consultation with Mr. Sieczkarek, based upon mutually agreed, written performance objectives. The Committee shall have the sole discretion to pay any or all of the Annual Bonus in the form of equity compensation. Any such equity compensation shall be issued from the Plan and shall be fully vested upon payment or issuance, as the case may be.

Mr. Sieczkarek also shall have the opportunity to earn a performance bonus in an amount up to twenty-five percent (25%) of his Base Salary (the “Long-Term Bonus”); the final amount of the Long-Term Bonus shall be determined by the Committee in consultation with Mr. Sieczkarek, based upon mutually agreed, written performance objectives. The Committee shall have the sole discretion to pay any or all of the Long-Term Bonus in the form of equity compensation. Any such equity compensation shall be issued from the Plan and shall be fully vested upon payment or issuance, as the case may be.

In the event the Company terminates Mr. Sieczkarek for cause (as defined in the Employment Agreement) or Mr. Sieczkarek resigns (except in connection with a constructive termination (as defined in the Employment Agreement)), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date.

In the event the Company terminates Mr. Sieczkarek without cause (including death, long-term disability or for constructive termination), (each as defined in the Employment Agreement), he shall be entitled to (i) an amount equal to eighteen (18) months of his then-current Base Salary, plus (ii) an amount equal to the cash portion of his target Annual Bonus for the fiscal year in which termination occurs (with it deemed that all performance goals have been met at one hundred percent (100%) of budget or plan). This severance payment shall be made in one lump sum thirty (30) days following Mr. Sieczkarek’s termination. The Company also shall reimburse Mr. Sieczkarek’s COBRA premiums for a period of eighteen (18) months following his termination. Finally, at the time of his termination, all equity awards that would have vested in connection with Mr. Sieczkarek’s continued service to the Company over the next eighteen (18) months shall automatically vest.

In the event the Company terminates Mr. Sieczkarek in connection with a change of control (as defined in the Employment Agreement), then subject to his execution, delivery and non-revocation of a release of claims, he shall be entitled to (i) an amount equal to twice his Base Salary, plus (ii) an amount equal to one and one-half times his target Annual Bonus for the fiscal year in which termination occurs. The Company also shall reimburse Mr. Sieczkarek’s COBRA premiums for a period of eighteen (18) months following his termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f) 2015 Bonuses Determined for Named Executive Officers (“NEOs”)

Upon the completion of their performance reviews for 2015 on May 25, 2016, the 2015 bonuses for Thomas J. Paulson and Justin Hall were determined. The Compensation Committee of the Board applied the criteria previously established in the Executive Officer Cash Bonus Structure as described in Exhibit 10.6 of NovaBay’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2016 (the “Annual Report”), and determined that a Company performance achievement of 67% should be applied to the pre-established bonuses for the NEOs.

The pre-established target bonuses for Thomas J. Paulson, NovaBay’s Chief Financial Officer, Corporate Secretary and Treasurer, and Justin Hall, Senior Vice President and General Counsel, are 30% of annual base salary. In accordance with Item 5.02(f) of Form 8-K, the “Bonus” and “Total” columns in the fiscal year 2015 Summary Compensation Table previously set forth in the Company’s proxy statement for its 2016 annual meeting of stockholders, as filed with the SEC on April 18, 2016 (the “Proxy Statement”), have been updated below.

Summary Compensation Table

Name and Principal Position (a)	Fiscal Year (b)	Salary (c)		Bonus (d)	Option/Stock Awards (e)(f)(2)	All Other Compensation (i)		Total (j)

Mark M. Sieczkarek,	2015	$–	(1)	$–	$78,532	$23,750	(3)	$102,282
Chairman of the Board and Interim President and CEO

Thomas J. Paulson,	2015	$277,898		$69,000	$54,000	$6,946	(4)	$407,844
M.B.A. CFO, Secretary and Treasurer	2014	$277,898		$40,893	$33,190	$2,142		$354,123

Justin M. Hall, Esq.	2015	$160,401		$41,000	$20,250	$293	(4)	$221,944
General Counsel

Roy J. Wu, M.B.A.(5)	2015	$248,400		$–	$47,250	$5,742	(4)	$301,392
Former Senior Vice President, Business Development	2014	$248,400		$32,897	$27,658	$2,514		$311,469

Ramin Najafi, Ph.D.(6)	2015	$365,898		$–	$–	$698,911	(7)	$1,064,809
Former CEO and President	2014	$400,000		$78,480	$49,784	$8,193		$536,457

______________

(1)

Although Mr. Sieczkarek was appointed by the Board as Interim President and CEO of the Company effective November 18, 2015, the Company and Mr. Mark Sieczkarek did not enter into an employment agreement, setting forth his salary compensation, until December 29, 2015. As part of his employment agreement, Mr. Sieczkarek agreed that the Compensation Committee shall have the sole discretion to pay one hundred percent (100%) of his salary in the form of equity compensation in order to further the Company’s effort to conserve cash. Certain information regarding Mr. Sieczkarek’s compensation arrangements is set forth in “Executive Compensation and Other Information—Employment-Related Agreements and Potential Payments Upon Termination or Change in Control – Mark Sieczkarek, Thomas Paulson and Justin Hall” in the Proxy Statement.

(2)

These amounts represent the aggregate fair value of the equity compensation paid to our NEOs during the fiscal year. The aggregate fair value is computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements in the Annual Report regarding assumptions underlying valuation of equity awards.

(3)

These amounts include compensation paid to Mr. Sieczkarek in connection with his service as a director of the Company prior to his appointment as Interim President and CEO of the Company on November 18, 2015.

(4)	These amounts include individual life insurance premiums paid for by the Company.

(5)

Mr. Roy Wu ceased to be an executive officer of NovaBay on February 29, 2016. The terms of his separation agreement with the Company are set forth in “Executive Compensation and Other Information—Recent Developments after Fiscal Year End December 31, 2015” in the Proxy Statement.

(6)	On November 18, 2015, Dr. Ramin Najafi stepped down as our President and CEO and Mr. Mark Sieczkarek, the Company’s Chairman of the Board, immediately assumed the role of Interim President and CEO.

(7)

This amount includes severance pay ($600,000, of which $480,000 was paid in the form of a stock grant) plus vacation payout at separation ($53,783) plus life insurance premiums ($9,651), and 18 months of COBRA coverage ($35,477).

Item 5.07.     Submission of Matters to a Vote of Security Holders

On May 26, 2016, the Company reconvened its 2016 annual meeting of stockholders (the “Reconvened Annual Meeting”), which was adjourned on May 3, 2016 to allow additional time for stockholders to consider Proposal 3, and for the Company to solicit additional proxies on such matter. At the Reconvened Annual Meeting, the Company’s stockholders considered Proposal 3, as amended by the Company’s Board on May 16, 2016, which is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2016 and the Proxy Statement supplement filed with the SEC on May 17, 2016. There were 5,074,806 outstanding shares entitled to vote and there were 2,967,158 shares present in person or by proxy at the Reconvened Annual Meeting, representing fifty-eight percent (58%) of the shares outstanding and entitled to vote. Proposal 3, as amended, was approved. The voting results are presented below.

Proposal 3: To approve an amendment to the 2007 Omnibus Incentive Plan, as amended, to increase the number of shares reserved for issuance thereunder by one million one hundred twenty-four thousand, eight hundred and thirty-six (1,124,836) shares of Company common stock.

For	Against	Abstain	Broker Non-Votes[1]
2,678,261	256,351	13,050	19,496

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Mr. Mark Sieczkarek, dated May 26, 2016

1 A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
Senior Vice President, General Counsel

Dated: May 27, 2016